
   As filed with the Securities and Exchange Commission on January 27, 1999
                                                     Registration No. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                ---------------

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                                VERISIGN, INC.
            (Exact Name of Registrant as Specified in Its Charter)

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
            Delaware                                7371                            94-3221585
 (State or Other Jurisdiction of        (Primary Standard Industrial             (I.R.S. Employer
 Incorporation or Organization)         Classification Code Number)            Identification Number)

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                              1390 Shorebird Way
                     Mountain View, California 94043-1338
                                (650) 961-7500
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                ---------------

                                 Dana L. Evan
                            Chief Financial Officer
                                VeriSign, Inc.
                              1390 Shorebird Way
                     Mountain View, California 94043-1338
                                (650) 961-7500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                ---------------

                                  Copies to:

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
   Laird H. Simons III, Esq.           Timothy Tomlinson, Esq.               Robert P. Latta, Esq.
    Jeffrey R. Vetter, Esq.      Tomlinson Zisko Morosoli & Maser LLP        Chris F. Fennell, Esq.
    Tyler R. Cozzens, Esq.                200 Page Mill Road                Chris E. Montegut, Esq.
   R. Gregory Roussel, Esq.                  Second Floor                    Priya S. Cherian, Esq.
      Fenwick & West LLP           Palo Alto, California 94306-2022    Wilson Sonsini Goodrich & Rosati,
     Two Palo Alto Square                   (650) 325-8666                  Professional Corporation
 Palo Alto, California 94306-2105                                              650 Page Mill Road
        (650) 494-0600                                                  Palo Alto, California 94304-1050
                                                                                 (650) 493-9300
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  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-70121
  If this form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________________
  If this form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_] _________________
  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

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                        CALCULATION OF REGISTRATION FEE
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                                                        Proposed Maximum Proposed Maximum    Amount of
        Title of Each Class of           Amount to be    Offering Price     Aggregate       Registration
     Securities to be Registered        Registered(1)      Per Share      Offering Price       Fee(1)
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
Common Stock, par value $0.01 per
 share...............................      402,500           $80.50        $32,401,250       $9,007.55
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(1) The Company previously registered an aggregate of 2,760,000 shares of
    Common Stock on a Registration Statement on Form S-1 (File No. 333-70121)
    for an aggregate maximum aggregate offering price of $174,487,200 for which a filing fee of $48,681.93 was previously paid upon the filing of such Registration Statement. On January 26, 1999, an additional $10,000 was paid via wire transfer from which the required filing fee of $9,007.55 should be drawn. Accordingly, the Registrant has instructed a bank to transmit a wire transfer to the Securities and Exchange Commission of the requisite fee, the Registrant will not revoke such instruction, and it has sufficient funds in the Commission's account to cover the amount of the registration fee.

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  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  This Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), by VeriSign, Inc. (the "Company"). This Registration Statement relates to the public offering of Common Stock of the Company contemplated by the Registration Statement on Form S-1, File No. 333-70121 (the "Prior Registration Statement."), and is being filed for the sole purpose of increasing the number of shares of Common Stock offered by 402,500 shares and increasing the aggregate offering price to the public set forth in such Registration Statement by $32,401,250. The contents of the Prior Registration Statement are hereby incorporated by reference.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 26th day of January, 1999.

                                          VERISIGN, INC.

                                          By: /s/ Stratton D. Sclavos
                                            -----------------------------------
                                                    Stratton D. Sclavos
                                               President and Chief Executive
                                                          Officer

  In accordance with the requirements of the Securities Act, this Amendment has been signed by the following persons in the capacities and on the date indicated.

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
             Signature                           Title                    Date
             ---------                           -----                    ----


Principal Executive Officer:

      /s/ Stratton D. Sclavos        President, Chief Executive     January 26, 1999
____________________________________  Officer and Director
         Stratton D. Sclavos


Principal Financial and Principal Accounting Officer:

          /s/ Dana L. Evan           Vice President of Finance      January 26, 1999
____________________________________  and Administration and
             Dana L. Evan             Chief Financial Officer

Directors:

          D. James Bidzos*           Chairman of the Board          January 26, 1999
____________________________________
           D. James Bidzos

         William Chenevich*          Director                       January 26, 1999
____________________________________
          William Chenevich

          Kevin R. Compton*          Director                       January 26, 1999
____________________________________
          Kevin R. Compton

           David J. Cowan*           Director                       January 26, 1999
____________________________________
           David J. Cowan

         Timothy Tomlinson*          Director and Secretary         January 26, 1999
____________________________________
          Timothy Tomlinson

          /s/ Dana L. Evan
*By: _______________________________
            Dana L. Evan
          Attorney-in-Fact
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                                      II-1
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                                 EXHIBIT INDEX

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 Exhibit
 Number                             Exhibit Title
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
  5.01 Opinion of Fenwick & West LLP regarding legality of the securities being registered.
 23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01).
 23.02   Consent of KPMG LLP.
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